BUCHANAN INGERSOLL
                                    Attorneys
                              500 College Road East
                           Princeton, New Jersey 08540



                                        April 9, 1998


Conversion Technologies International, Inc.
3452 Lake Lynda Drive
Orlando, Florida  32817


Gentlemen:

     We hereby consent to the reference to this firm under the heading "Legal Matters" in the filing of Amendment No. 1 to the registration statement on Form S-3 relating to an aggregate of 6,990,910 shares of the Common Stock of Conversion Technologies International, Inc.


                                        Very truly yours,


                                        /s/ BUCHANAN INGERSOLL